INVESTOR PRESENTATION Q2 2021

2 The COVID-19 pandemic is adversely affecting us, our customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Other factors that could cause or contribute to such impact include, but are not limited to: • the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and changes in our allowance for credit losses ("ACL") on loans and provision for credit losses on loans that may be effected by deterioration in economic conditions, which may lead to increased losses and nonperforming assets in our loan portfolio, and may result in our ACL on loans no longer being adequate to cover actual losses, and require us to increase our ACL on loans; • changes in general economic conditions either nationally or in our market areas; • changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, our net interest margin and funding sources; • risks related to acquiring assets in or entering markets in which we have not previously operated and may not be familiar; • fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas; • results of examinations of us by the bank regulators, including the possibility that any such regulatory authority may, among other things, initiate an enforcement action against the Company or our bank subsidiary which could require us to increase our ACL on loans, write-down assets, change our regulatory capital position, affect our ability to borrow funds or maintain or increase deposits, or impose additional requirements on us, any of which could affect our ability to continue our growth through mergers, acquisitions or similar transactions and adversely affect our liquidity and earnings; • our ability to control operating costs and expenses; • increases in premiums for deposit insurance; • the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; • staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our workforce and potential associated charges; • disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems or on the third-party vendors who perform several of our critical processing functions; • our ability to retain key members of our senior management team; • costs and effects of litigation, including settlements and judgments; • our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames or at all, and any goodwill charges related thereto and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, which might be greater than expected; • increased competitive pressures among financial service companies; • adverse changes in the securities markets; • inability of key third-party providers to perform their obligations to us; • changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the FASB, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; and • other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services, including from the COVID-19 pandemic, and the other risks detailed from time to time in our filings with the SEC including our Annual Form 10-K and Quarterly Form 10-Qs. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for future periods to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating results and stock price performance. All dollars throughout the entire presentation are in thousands unless otherwise noted, except per share amounts. FORWARD LOOKING STATEMENTS

COMPANY OVERVIEW

4 OVERVIEW Overview NASDAQ symbol HFWA Stock price $23.90 Market capitalization $859.5 million Institutional ownership 81.0% Headquarters Olympia, WA # of branches 53 Year established 1927 Q2 2021 Financial Highlights Assets $7.11 billion Deposits $6.06 billion Loans receivable $4.21 billion Net income $32.7 million Pre-tax, pre-provision income (non-GAAP) $26.2 million Net interest margin 3.44% Efficiency ratio 58.18% Tier 1 leverage ratio 9.1% Total risk based capital ratio 15.1% – Map obtained from S&P Global Market Intelligence; certain locations of branches overlap on the map. – Market information as of July 9, 2021. – Refer to Appendix for calculation of non-GAAP financial measure. HFWA Branch

Heritage Financial CORPORATION

COMPANY STRATEGY

Active and disciplined in M&A	• Be the "acquirer of choice" in the Pacific Northwest • Most acquisitive bank in Oregon and Washington since 2012 with 5 acquisitions • Target Metrics = IRR of >15% with earnbacks < 3 years
Allocate capital to organically grow our core banking business	• Successful hiring of individuals and teams of bankers in high-growth and dynamic Seattle and Portland markets • Disciplined approach to concentration risk and active portfolio management
Improve operational efficiencies and rationalize branch network	• Achieving increased efficiencies with operational scale, internal focus on improving processes and technology solutions, including improvement in the overhead ratio to 2.06% during the quarter ended June 30, 2021 compared to 2.36% for the comparable quarter in 2020 • Closed/Consolidated 31 branches since beginning of 2010 and announced upcoming consolidation of an additional four branches during Q4 2021
Generate stable profitability and risk adjusted returns	• 1.85% return on average assets for the quarter ended June 30, 2021 • Five-year growth in tangible book value (non-GAAP) of $4.66, or 38.5%, to $16.76 at June 30, 2021 from $12.10 at June 30, 2016
Maintain conservative underwriting standards and actively manage the loan portfolio	• Long track record of strong underwriting with conservative risk profile • Disciplined approach to concentration risk
Focus on core deposits is key to franchise value over the long term	• 37.2% noninterest demand deposits to total deposits • Noninterest demand deposit CAGR of 23% since 2016 • 0.10% cost of total deposits; top 20% performance among US publicly traded banks
Proactive capital management	• History of increasing regular dividends and utilizing special dividends to manage capital • Approved stock repurchase plan with 1.6 million shares available to repurchase as of June 30, 2021 • Strong capital ratios: Tier 1 leverage ratio = 9.1%; Total risk based capital ratio = 15.1%

- Financial information reflects results as of or for the quarter ended June 30, 2021.
- Refer to Appendix for calculation of non-GAAP financial measure.
- Comparable cost of total deposits information provided by S&P Global Market Intelligence for the quarter ended March 31, 2021 and includes banks nationwide with shares on NASDAQ or NYSE and total assets less than $100 billion.
- Current quarter capital ratios are estimates pending completion and filing of the Company's regulatory reports.

5

Heritage Financial CORPORATION

TECHNOLOGY INVESTMENT

Objective: Invest in technology to enable ***Community Banking at Scale***

2020 Accomplishments Keeping strategic systems current	• Implemented "Heritage Direct," a state of the art online/mobile treasury management platform • Upgraded ACH, wires, positive pay, and remote deposit capture platforms • Enabled en masse remote work, allowing bankers access from anywhere
2021 Focus Automating the back office	• Completion of bank-wide business process management solution which will enable real-time transparency into every major process across the company • Deploy and further develop proprietary customer relationship management tools, including Commercial Loan Origination and Treasury Management Origination solutions on the Bank's proprietary application framework • Upgrade online account opening and call center platforms to implement true omni-channel experiences and more options for customer service engagement
2022+ Roadmap Personalized customer experiences	• Systems integrations to enable automation and transparency of "customer journeys" through all key banking activities • Customize online banking and call center platforms to leverage data to drive personalized and omni-channel experiences
Key Outcomes Integrated systems, automation & personalization	• Ability for customer to seamlessly switch channels to bank when/where/how they want • Next generation front & back office integration delivering efficiency, consistency and scalability • Application programming interface ("API") based strategy positions Heritage to support Open Banking

6

7 ENVIRONMENTAL, SOCIAL AND GOVERNANCE ("ESG") PRACTICES We are committed to environmental and sustainability efforts, our human capital, our customers and strengthening the communities and markets in which we operate. Environment and Sustainability Ÿ Have a Green Team Committee focused on sustainability Ÿ Participating in an energy-saving pilot program with our Hillsboro branch in partnership with Energy Trust of Oregon and Strategic-Energy Management Ÿ Continually reducing our carbon footprint through branch consolidations and focus on recycling Ÿ Achieved a Gold Sustainability at Work certification for the Portland office Social Responsibility and Human Capital Ÿ Have a DEI ("Diversity, Equity, and Inclusion") Plan, a DEI Statement, a DEI Council and a DEI Officer who has been certified by the National Diversity Council Ÿ Focusing on the safety, health and wellness of our employees through the COVID-19 pandemic by continually monitoring and adapting operations to guidance from the Centers for Disease Control and state/local health authorities Ÿ Assisted customers during the pandemic by providing fee waivers, loan modifications, and loans through the Small Business Administration's Paycheck Protection Program ("SBA PPP") Ÿ Donated $1.5 million in 2020 through our Heritage Helps community investment and giving program, focused on driving positive impact in the areas of: business and economic development; education and youth development; environmental stewardship; social equity, health, and human services Ÿ Contributed more than $67 million to affordable housing projects in 2020 and $38 million through June 30, 2021 Governance Ÿ Committed to effective corporate governance which serves the interests of the Company, its shareholders, employees, and communities Ÿ Supervised by an engaged Board who actively monitor the policies and business strategies of the Company Ÿ Have effective governance practices including Corporate Governance Guidelines, Committee Charters, Stock Ownership Guidelines, a Code of Ethics Policy and a Whistleblower Policy

8 6.8% 14.0% $97,067 5.6% 13.8% $83,746 2.9% 9.0% $67,761 Seattle MSA Portland MSA USA 2021-2026 proj, population growth 2021-2026 Proj. median household income growth Median household income $97,067 $83,746 $67,761 STRONG AND DIVERSE ECONOMIC LANDSCAPE Market Highlights Major Employers in the Pacific Northwest Market Demographics Seattle MSA Portland MSA 5.1% $424.8B 13.0% Unemployment rate in May 2021 (compared to 5.2% for Washington state and 5.8% for USA) 2019 GDP 2021-2026 proj. growth in household income for Washington state 5.3% $174.9B 12.8% Unemployment rate in May 2021 (compared to 5.8% for Oregon state and 5.8% for USA) 2019 GDP 2021-2026 proj. growth in household income for Oregon state – Economic data obtained from www.bls.gov, www.bea.gov and S&P Market Intelligence.

9 SEATTLE MSA FUNDS UNDER MANAGEMENT Funds Under Management = Loans + Deposits $2,770 $2,941 $3,845 $4,020 $4,960 $5,309 $5,269 $1,294 $1,415 $1,850 $1,909 $1,936 $1,945 $1,938 $374 $467 $303$1,476 $1,526 $1,995 $2,111 $2,650 $2,897 $3,028 Non-SBA PPP loans SBA PPP loans Deposits 2016 2017 2018 2019 2020 Q1 2021 Q2 2021 – Map obtained from S&P Global Market Intelligence. – Prior period information includes branches that were closed or consolidated prior to June 30, 2021. – Loan information is provided gross of deferred fees and/or costs and acquired discount and/or premium. HFWA Branch

10 $43 $112 $856 $907 $1,269 $1,345 $1,223 $379 $409 $432 $442 $430 $161 $181 $97 $477 $498 $676 $722 $696 Non-SBA PPP loans SBA PPP loans Deposits 2016 2017 2018 2019 2020 Q1 2021 Q2 2021 PORTLAND MSA FUNDS UNDER MANAGEMENT Funds Under Management = Loans + Deposits HFWA Branch – Map obtained from S&P Global Market Intelligence. – Prior period information includes branches that were closed or consolidated prior to June 30, 2021. – Loan information is provided gross of deferred fees and/or costs and acquired discount and/or premium.

11 FUTURE GROWTH OPPORTUNITIES – Map obtained from S&P Global Market Intelligence. – Certain locations of bank headquarters overlap on the map. – Target financial information as of the most recent quarter publicly available. • HFWA positioned to be the acquiror of choice in the Pacific Northwest. • Significant number of banks remaining in HFWA footprint; further consolidation is expected. – 8 banks between $150 and $500 million in assets – 9 banks between $500 million and $1.0 billion in assets – 9 banks between $1.0 and $3.0 billion in assets • Financial parameters include 15% IRR and earnback of < 3 years. • Preferred targets have commercial relationship banking focus with efficient branch network along the I-5 corridor. Target bank headquarters

12 Acquired Puget Sound Bancorp $639MM in assets Premier Commercial Bancorp $440MM in assets $1,015 $812 $1,369 $1,346 $1,340 $1,712 $3,651 $3,879 $4,113 $4,238 $5,553 $6,615 $7,028 $7,106 $556 $319 $1,747 $1,079 $12.21 $12.99 $13.10 $13.16 $13.31 $15.02 $15.68 $16.08 $16.88 $20.63 $22.10 $22.85 $22.99 $23.77 $11.00 $12.03 $12.16 $12.23 $11.40 $10.73 $11.41 $11.86 $12.70 $13.54 $15.07 $15.77 $15.95 $16.76 Organic Acquired Assets Book value per share Tangible book value per share (non-GAAP) 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Q1 2021 Q2 2021 HISTORICAL GROWTH ORGANIC AND ACQUISITIVE Completed 2 FDIC deals Pierce Commercial Bank $211MM in assets Cowlitz Bank $345MM in assets Merged with Washington Banking Company $1.7B in assets Acquired Valley Community Bancshares $254MM in assets Northwest Commercial Bank $65MM in assets – Refer to Appendix for calculation of non-GAAP financial measure.

Heritage Financial CORPORATION

DEPOSIT MARKET SHARE

Washington & Oregon - 2008

Rank	Institution (State)	Deposits in Market (in thousands)	Market Share
1	Bank of America Corporation (NC)	$32,880,496	20.36%
2	U.S. Bancorp (MN)	18,200,191	11.27%
3	Washington Mutual Inc. (WA)	18,044,059	11.17%
4	Wells Fargo & Co. (CA)	13,983,430	8.66%
5	KeyCorp (OH)	11,282,327	6.99%
6	Sterling Financial Corp. (WA)	6,314,532	3.91%
7	Washington Federal Inc. (WA)	4,697,167	2.91%
8	Umpqua Holdings Corp. (OR)	3,683,451	2.28%
9	Banner Corp. (WA)	3,511,650	2.17%
10	Frontier Financial Corp. (WA)	3,303,562	2.05%
11	Columbia Banking System Inc. (WA)	2,401,217	1.49%
12	W.T.B. Financial Corp. (WA)	2,355,857	1.46%
13	West Coast Bancorp (OR)	2,082,385	1.29%
14	HomeStreet Inc. (WA)	1,268,125	0.79%
15	Cascade Bancorp (OR)	1,142,435	0.71%
16	AmericanWest Bancorp. (WA)	1,100,332	0.68%
17	Horizon Financial Corp. (WA)	1,097,107	0.68%
18	Yakima Federal S&L Assoc. (WA)	1,094,393	0.68%
19	BNP Paribas SA	1,001,691	0.62%
20	Cascade Financial Corp. (WA)	993,356	0.62%
21	City Bank (WA)	955,179	0.59%
22	Columbia Bancorp (OR)	939,992	0.58%
23	Venture Financial Group Inc. (WA)	916,882	0.57%
24	First Financial Northwest Inc. (WA)	867,502	0.54%
25	Peoples Bancorp (WA)	845,949	0.52%
26	Cashmere Valley Financial Corp. (WA)	841,611	0.52%
27	Heritage Financial Corp. (WA)	802,020	0.50%
28	Liberty Financial Group Inc. (OR)	778,222	0.48%
29	Washington Banking Co. (WA)	733,643	0.45%
30	First Indep. Investment Group Inc. (WA)	684,404	0.42%
31	Pacific Continental Corp. (OR)	676,993	0.42%
32	PremierWest Bancorp (OR)	664,006	0.41%
33	Riverview Bancorp Inc. (WA)	630,220	0.39%
34	Olympic Bancorp Inc. (WA)	626,828	0.39%
35	Zions Bancorp. NA (UT)	571,565	0.35%
36	Whitman Bancorp. Inc. (WA)	527,546	0.33%
37	Washington First Financial Group Inc. (WA)	514,572	0.32%
38	First Fed. S&L Assoc. of Port Angeles (WA)	495,891	0.31%
39	Skagit Bancorp Inc. (WA)	486,490	0.30%
40	Timberland Bancorp Inc. (WA)	480,261	0.30%
	Total For Institutions In Market	$161,492,273	

Out of 148 Institutions

Washington & Oregon - 2013

Rank	Institution (State)	Deposits in Market (in thousands)	Market Share
1	Bank of America Corporation (NC)	$34,290,015	19.44%
2	U.S. Bancorp (MN)	24,912,264	14.12%
3	Wells Fargo & Co. (CA)	22,985,222	13.03%
4	JPMorgan Chase & Co. (NY)	15,638,062	8.87%
5	KeyCorp (OH)	11,805,664	6.69%
6	Washington Federal Inc. (WA)	6,216,841	3.52%
7	Columbia Banking System Inc. (WA)	5,840,021	3.31%
8	Umpqua Holdings Corp. (OR)	5,499,385	3.12%
9	Sterling Financial Corp. (WA)	5,203,136	2.95%
10	Mitsubishi UFJ Financial Group Inc.	3,474,540	1.97%
11	Banner Corp. (WA)	3,255,301	1.85%
12	W.T.B. Financial Corp. (WA)	3,180,411	1.80%
13	HomeStreet Inc. (WA)	1,612,978	0.91%
14	SKBHC Holdings LLC (WA)	1,550,759	0.88%
15	Washington Banking Co. (WA)	1,410,804	0.80%
16	Yakima Federal S&L Assoc. (WA)	1,402,048	0.79%
17	BNP Paribas SA	1,314,955	0.75%
18	Heritage Financial Corp. (WA)	1,227,045	0.70%
19	Peoples Bancorp (WA)	1,119,301	0.63%
20	Cashmere Valley Bank (WA)	1,094,353	0.62%
21	Pacific Continental Corp. (OR)	1,074,590	0.61%
22	Opus Bank (CA)	968,148	0.55%
23	East West Bancorp Inc. (CA)	924,708	0.52%
24	Olympic Bancorp Inc. (WA)	807,112	0.46%
25	HSBC Holdings PLC	801,732	0.45%
26	Cascade Bancorp (OR)	799,971	0.45%
27	Zions Bancorp. NA (UT)	774,168	0.44%
28	Skagit Bancorp Inc. (WA)	666,659	0.38%
29	Riverview Bancorp Inc. (WA)	660,249	0.37%
30	First Financial Northwest Inc. (WA)	642,130	0.36%
31	First Fed. S&L Assoc. of Port Angeles (WA)	598,820	0.34%
32	Timberland Bancorp Inc. (WA)	596,187	0.34%
33	Pacific Financial Corp. (WA)	591,430	0.34%
34	Baker Boyer Bancorp (WA)	467,717	0.27%
35	Olympia Federal S&L Association (WA)	464,913	0.26%
36	Home Federal Bancorp Inc. (ID)	451,386	0.26%
37	First Citizens BancShares Inc. (NC)	415,562	0.24%
38	Citizens Bancorp (OR)	404,324	0.23%
39	Coastal Financial Corp. (WA)	349,343	0.20%
40	Evergreen Federal Bank (OR)	335,918	0.19%
	Total For Institutions In Market	$176,371,225	

Out of 120 Institutions

Washington & Oregon - 2020

Rank	Institution (State)	Deposits in Market (in thousands)	Market Share
1	Bank of America Corporation (NC)	$53,875,256	22.05%
2	U.S. Bancorp (MN)	39,363,813	16.11%
3	Wells Fargo & Co. (CA)	37,357,367	15.29%
4	JPMorgan Chase & Co. (NY)	33,918,863	13.88%
5	KeyCorp (OH)	20,339,619	8.33%
6	Umpqua Holdings Corp. (OR)	16,007,112	6.55%
7	Columbia Banking System Inc. (WA)	12,461,960	5.10%
8	Banner Corp. (WA)	9,267,305	3.79%
9	Washington Federal Inc. (WA)	8,458,020	3.46%
10	W.T.B. Financial Corp. (WA)	6,521,602	2.67%
11	Heritage Financial Corp. (WA)	5,587,287	2.29%
12	HomeStreet Inc. (WA)	3,935,194	1.61%
13	BNP Paribas	3,236,708	1.32%
14	Mitsubishi UFJ Financial	2,986,808	1.22%
15	First Interstate BancSystem (MT)	2,920,782	1.20%
16	HSBC Holdings	2,094,816	0.86%
17	Peoples Bancorp (WA)	2,042,495	0.84%
18	FS Bancorp Inc. (WA)	1,618,253	0.66%
19	Cashmere Valley Bank (WA)	1,585,447	0.65%
20	East West Bancorp Inc. (CA)	1,498,607	0.61%
21	First Repub Bank (CA)	1,399,364	0.57%
22	Yakima FS&LA (WA)	1,376,884	0.56%
23	Zions Bancorp. NA (UT)	1,342,480	0.55%
24	Timberland Bancorp Inc. (WA)	1,319,048	0.54%
25	Coastal Financial Corp. (WA)	1,312,246	0.54%
26	Olympic Bancorp Inc. (WA)	1,214,210	0.50%
27	First Northwest Bancorp (WA)	1,181,630	0.48%
28	Riverview Bancorp Inc. (WA)	1,167,155	0.48%
29	First Financial Northwest Inc (WA)	1,147,742	0.47%
30	Pacific Premier Bancorp (CA)	1,008,108	0.41%
31	Pacific Financial Corp. (WA)	995,159	0.41%
32	Citizens Bancorp (OR)	798,620	0.33%
33	Glacier Bancorp Inc. (MT)	732,045	0.30%
34	Sound Financial Bancorp Inc. (WA)	698,527	0.29%
35	First Citizens BancShares Inc. (NC)	649,359	0.27%
36	Olympia FS&LA (WA)	616,144	0.25%
37	Seattle Bank (WA)	606,235	0.25%
38	Cathay General Bancorp (CA)	600,144	0.25%
39	Baker Boyer Bancorp (WA)	598,602	0.25%
40	Summit Bank (OR)	587,947	0.24%
	Total For Institutions In Market	$294,671,611	

Out of 85 Institutions

Data obtained from S&P Global Market Intelligence as of June 30 for the year indicated.

13

FINANCIAL UPDATE

15 FINANCIAL UPDATE – Q2 2021 • Net income was $32.7 million, or $0.90 per diluted share, for the quarter ended June  30, 2021, compared to $25.3 million, or $0.70 per diluted share, for the linked-quarter ended March 31, 2021 and a net loss of $6.1 million, or $(0.17) per diluted share, for the quarter ended June 30, 2020. • Reversal of provision for credit losses was $14.0 million for the quarter ended June 30, 2021 compared to $7.2 million for the linked-quarter ended March 31, 2021 and a provision for credit loss of $28.6 million for the quarter ended June 30, 2020. • The ratio of nonperforming assets to total assets decreased to 0.50% at June 30, 2021 compared to 0.75% at March 31, 2021 and 0.88% at December 31, 2020. • Noninterest expense to average total assets, annualized, was 2.06% for the quarter ended June 30, 2021 compared to 2.22% for the linked-quarter ended March 31, 2021 and 2.36% for the quarter ended June 30, 2020. • Capital remains strong with a Tier 1 leverage ratio of 9.1% and a total risk-based capital ratio of 15.1% at June 30, 2021. • Declared a regular cash dividend of $0.20 per common share on July 21, 2021. • Noninterest demand deposits represented 37.2% of total deposits at June 30, 2021 compared to 36.6% at March 31, 2021 and 35.4% at December 31, 2020. • Heritage announces plan to close and consolidate four branches on October 29, 2021, bringing the total branch count to 49, a reduction of 21% from 62 branches at September 30, 2020. – Current quarter capital ratios are estimates pending completion and filing of the Company's regulatory reports.

16 $3,656 $3,773 $4,474 $4,670 $4,675 $4,474 $4,603 $4,210 5.14% 5.17% 4.44% 4.62% 4.38% 4.12% 4.39% 4.47% 4.62%4.63% 4.45% 4.42% 4.48% 4.50% Total loans Loan yield Loan yield, excl. SBA PPP (non-GAAP) 2018 2019 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Loan Balances and Loan Yields Commercial & industrial 15.5% SBA PPP 12.9% Owner- occupied CRE 20.6% Non-owner occupied CRE 33.8% Residential real estate 2.9% Construction & land development 7.8% Consumer 6.5% LOAN PORTFOLIO Loan Portfolio Composition Loan Portfolio Repricing Schedule (excluding SBA PPP loans) 38.9% 35.0% 33.1% 32.9% 32.2% 25.1% 22.8% 21.1% 21.1% 21.6% 36.0% 42.2% 45.8% 46.0% 46.2% Fixed rate Floating (monthly repricing) Adjustable (>1 month repricing) 2018 2019 2020 Q1 2021 Q2 2021 – Total loans includes loans held for sale. – Loan yield includes the average balance of loans receivable, net and loans held for sale. – Refer to Appendix for calculation of non-GAAP financial measure.

17 New Commitments Originated (in millions) $19 $19 $18 $16 $23$20 $9 $17 $12 $22 $212 $192 $164 $226 $152 $8 $353 $27 Consumer Residential Commercial, excl. SBA PPP SBA PPP Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 LOAN PRODUCTION $887 – Q2 2020 SBA PPP bar not to scale. $0

18 CHANGES IN LOANS RECEIVABLE Change in Loans - Q2 2021 $4,595,869 $26,689 $(375,649) $110,517 $(134,231) $(33,934) $4,391 $13,878 $4,207,530 Loans receivable at March 31, 2021 PPP loans originated PPP prepayments and payoffs Loans originated Prepayments Payoffs Net advances/ payments Change in net deferred fee and acquired discount Loans receivable at June 30, 2021

Heritage Financial CORPORATION

COMMERCIAL LOAN EXPOSURE

Commercial Business Loans by Industry Exposure



Health care and social assistance 9.7%
Accommodation and food services 6.7%
Retail trade 5.2%
Construction 4.9%
Other Services (except Public administration) 3.8%
Manufacturing 3.6%
All other industries 17.4%
Real estate and rental and leasing 48.7%

Industry	Amount	WARR at 12/31/20	WARR at 3/31/21	WARR at 6/30/21
Real estate and rental and leasing	$1,432,780	4.52	4.52	4.46
Health care and social assistance	286,168	4.56	4.56	4.56
Accommodation and food services	196,259	6.27	6.29	6.47
Retail trade	154,100	4.63	4.66	4.68
Construction	144,447	4.66	4.67	4.68
Other services (except Public administration)	113,038	4.86	4.84	4.80
Manufacturing	105,636	5.21	5.23	4.94
All other industries	510,388	4.70	4.69	4.54
Total	**$2,942,816**	**4.73**	**4.72**	**4.67**

CRE Loans only by Collateral Type



Recreational / school 3.2%
Other 11.7%
Office 21.5%
Mini-storage 5.3%
Warehouse 5.6%
Industrial 13.9%
Single purpose 5.7%
Motel / hotel 6.7%
Retail store / shopping center 11.1%
Mixed use property 7.1%
Multi-family 8.2%

Collateral Type	Amount	WARR at 12/31/20	WARR at 3/31/21	WARR at 6/30/21
Office	$492,528	4.52	4.49	4.46
Industrial	317,644	4.45	4.48	4.51
Retail store / shopping center	254,448	4.79	4.81	4.74
Multi-family	187,661	4.38	4.41	4.39
Mixed use property	163,356	4.77	4.79	4.75
Motel / hotel	152,663	6.20	6.20	6.19
Single purpose	130,070	4.82	4.86	4.84
Warehouse	129,349	4.62	4.65	4.58
Mini-storage	121,697	4.20	4.21	4.19
Recreational / school	73,913	5.14	5.12	5.13
Other	267,572	4.62	4.62	4.63
Total	**$2,290,901**	**4.70**	**4.70**	**4.68**

- Categorized by NAICS code.
- Excludes SBA PPP loans.
- WARR = Weighted average risk rating.

19

20 No data to display PPP2 PPP1 Key statistics from inception of the SBA's PPP through June 30, 2021 SBA PPP LOANS As of June 30, 2021 PPP1 PPP2 Total PPP Total number of funded loans 4,642 2,542 7,184 Total amount funded $ 897,353 $ 380,014 $ 1,277,367 Average funded loan size $ 193 $ 149 $ 178 Total net fees deferred at funding $ 28,805 $ 16,041 $ 44,846 Net deferred fees unrecognized as of period end $ 2,555 $ 13,810 $ 16,365 Change in SBA PPP - Q2 2021 $886,761 $25,111 $(375,649) $6,353 $1,674 $544,250 Q1 2021 Am. Cost Additions Payments PPP1 net fee amortized PPP2 net fee amortized Q2 2021 Am. Cost $196,437 $547,435 $339,326 $347,813 $(357,257) $(18,392) DO NOT ADJUST THE BOXES IN THE SBA PPP WALK. THEYRE CALIBRATED TO EXPORT CORRECTLY INTO PDF

21 HIGHER RISK INDUSTRIES WITH ENHANCED MONITORING – Categorized by NAICS code and excluding SBA PPP loans. Hotels and other accomodation Restaurants and other food service Recreation and fitness related activities Amortized cost 136,447 56,474 32,865 % of Loans receivable, excluding SBA PPP 3.7% 1.5% 0.9% Unfunded commitment 9,305 2,717 701 % Secured by real estate 92.6% 69.3% 66.1% Weighted average risk rating 6.82 6.75 6.35 Average non-zero balance loan size 3,688 304 1,133 Amortized cost classified as nonaccrual 3,623 6,144 899 Amortized cost classified as performing TDR 24,565 2,902 9 Amortized cost of criticized loans 71,037 17,198 15,846 Past due 30+ days on accrual status — — — Still in COVID-related payment deferral 22,594 3,665 —

22 $15,679 $45,366 $58,092 $52,868 $35,341 $13,696 $44,525 $1,983 $841 Nonaccrual loans OREO Nonperforming assets to total assets 2018 2019 2020 Q1 2021 Q2 2021 0.29% 0.82% 0.88% 0.75% 0.50% NONPERFORMING ASSETS

23– Refer to Appendix for calculation of non-GAAP financial measure. $35,042 $36,171 $70,185 $64,225 $51,562 ACL % ACL/Loans % ACL/Loans excl. SBA PPP (non-GAAP) 2018 2019 2020 Q1 2021 Q2 2021 0.96% 0.96% 1.57% 1.40% 1.23% 1.87% 1.73% 1.41% ALLOWANCE FOR CREDIT LOSSES ("ACL")

24 $4,432 $4,583 $5,598 $5,568 $5,689 $5,598 $6,020 $6,062 0.25% 0.37% 0.23% 0.26% 0.19% 0.14% 0.12% 0.10% Total deposits Cost of total deposits 2018 2019 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Deposit Composition DEPOSITS Deposit Composition Noninterest demand deposits 37.2% Interest bearing demand deposits 29.8% Money market accounts 17.0% Savings accounts 9.8% Certificates of deposit 6.2% Deposit Balances and Cost of Total Deposits 30.7% 31.6% 35.4% 36.6% 37.2% 29.7% 29.4% 30.7% 29.9% 29.8% 17.3% 16.4% 17.2% 17.4% 17.0% 11.8% 11.2% 9.6% 9.7% 9.8% 10.5% 11.4% 7.1% 6.4% 6.2% Noninterest demand deposits Interest bearing demand deposits Money market accounts Savings accounts Certificates of deposit 2018 2019 2020 Q1 2021 Q2 2021

25 2.7 2.6 2.7 3.7 4.2 Adjusted duration (in years) Yield Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Portfolio Duration & Yield INVESTMENT PORTFOLIO Investment Portfolio Composition US government and agencies 9.9% Municipal securities 21.8% Residential CMO and MBS 24.7% Commercial CMO and MBS 40.2% Corporate obligations 0.7% Other asset-backed securities 2.7% – Adjusted duration (in years) determined based on the next fully-indexed rate adjustment date. 2.41% 2.23% 2.18% 2.17% 2.09%

26 4.29% 4.22% 3.63% 3.64% 3.38% 3.53% 3.51% 3.44%4.11% 4.12% 3.57% 3.59% 3.32% 3.48% 3.44% 3.41% Core NIM Accretion 2018 2019 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 NET INTEREST MARGIN Net Interest Margin Average Interest Earning Assets Composition 78.3% 77.6% 67.6% 68.0% 63.9% 62.8% 60.5% 57.3% 10.7% 12.0% 14.7% 13.9% 13.8% 12.3% 19.9% 20.3% 16.0% 16.7% 14.7% 13.8% 13.9% 15.2% 1.8% 2.1% 3.3% 6.7% 9.5% 11.8% 15.2% Interest earning deposits Investment securities SBA PPP loans Loans receivable, net, excl. SBA PPP (Non-GAAP) 2018 2019 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Change in Net Interest Margin - Q2 2021 3.51% 0.09% 0.03% (0.15)% (0.04)% 0.00% 3.44% Q1 2021 NIM Nonaccrual loan recoveries PPP loans Loan yields Accretion Other Q2 2021 NIM 5.7% – Refer to Appendix for calculation of non-GAAP financial measure. – Other includes net impact of taxable securities, non-taxable securities, interest earning deposits and total interest bearing liabilities.

27 $(6.1) $16.6 $23.9 $25.3 $32.7 $21.5 $21.8 $25.2 $23.2 $26.2 $53.1 $67.6 $46.6 $69.4 $85.4 $89.3 Net income (loss) PTPP income (non-GAAP) 2018 2019 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 PROFITABILITY TRENDS Return on Average Tangible Common Equity (non-GAAP) Noninterest Expense/Avg. Assets Return on Average Assets 1.07% 1.25% 0.74% (0.39)% 1.00% 1.42% 1.51% 1.85% 2018 2019 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Net Income and Pre-tax, Pre-provision Income (non-GAAP), in millions 12.28% 13.35% 8.98% (3.96)% 12.66% 17.62% 18.37% 22.94% 2018 2019 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 3.00% 2.71% 2.37% 2.36% 2.17% 2.30% 2.22% 2.06% 2018 2019 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 – Refer to Appendix for calculation of non-GAAP financial measures.

Heritage Financial CORPORATION

CAPITAL AND SOURCES OF LIQUIDITY

Equity Ratios


14.3%
14.6%
12.4%
11.8%
12.0%
9.9%
10.4%
10.0%
8.9%
9.7%
8.5%
9.6%
8.8%
2018
2019
2020
Q1 2021
Q2 2021
Stockholders' equity to total assets
TCE, excluding PPP loans (non-GAAP)
TCE (non-GAAP)

Tier 1 Leverage Ratio


10.5%
5.5%
5.0%
2018
10.6%
5.6%
5.0%
2019
9.0%
4.0%
5.0%
2020
9.1%
4.1%
5.0%
Q1 2021
9.1%
4.1%
5.0%
Q2 2021
Well-capitalized
Excess capital

Total Risk Based Capital


12.9%
2.9%
10.0%
2018
12.8%
2.8%
10.0%
2019
14.0%
4.0%
10.0%
2020
14.5%
4.5%
10.0%
Q1 2021
15.1%
5.1%
10.0%
Q2 2021
Well-capitalized
Excess capital

Primary and Secondary Sources of Liquidity

Source	June 30, 2021
Cash and cash equivalents	$1,264,933
Unencumbered securities	826,843
FHLB and FRB borrowing availability	1,064,095
Fed fund lines	215,000
Brokered CD capacity	909,256
Total	**$4,280,127**

- Current quarter ratios are estimates pending completion and filing of the Company's regulatory reports.
- Refer to Appendix for calculation of non-GAAP financial measures.
- Well-capitalized represents FDIC well-capitalized ratio threshold for banks. The minimum capital ratio requirement for Tier 1 leverage and Total risk based capital is 4.0% and 8.0%, respectively.
- Brokered CD capacity limited to 15% of total deposits in accordance with Bank's Asset and Liability Management policy.

28

SHAREHOLDER RETURN

30 TOTAL SHAREHOLDER RETURN Stock Summary Ticker HFWA Exchange NASDAQ Stock price $23.90 Market capitalization (in millions) $859.5 Dividend yield (regular dividend only) 3.35% Average Daily Volume (3 month) Average daily volume (shares) 129,906 Average daily volume ($000s) $3,105 52-Week High and Low Price 52-week high (3/12/2021) 30.86 52-week low (7/14/2020) 17.36 Per Share Tangible book value per share $15.95 EPS - 2021E $2.09 EPS - 2022E $1.60 Number of research analysts 6 Valuation Ratios Price / Tangible book value 149.8% Price / 2021E EPS 11.4x Price / 2022E EPS 14.9x Dividends Per Share Declared $0.50 $0.53 $0.72 $0.61 $0.72 $0.84 $0.80 $0.60 $0.08 $0.10 $0.11 $0.12 $0.15 $0.18 $0.20 $0.20$0.08 $0.11 $0.12 $0.13 $0.15 $0.18 $0.20 $0.20 $0.09 $0.11 $0.12 $0.13 $0.15 $0.19 $0.20 $0.20 $0.09 $0.11 $0.12 $0.13 $0.17 $0.19 $0.20 $0.16 $0.10 $0.25 $0.10 $0.10 $0.10 Q1 Q2 Q3 Q4 Special dividends 2014 2015 2016 2017 2018 2019 2020 2021 Total Return – Last 12 Months – Market information as of July 9, 2021. – Dividend information as of July 22, 2021.

APPENDIX - RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Heritage Financial CORPORATION

NON-GAAP FINANCIAL MEASURES

	2018	2019	2020	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2
Pre-tax, pre-provision income:								
Net income (loss) (GAAP)	$53,057	$67,557	$46,570	$(6,139)	$16,636	$23,882	$25,344	$32,702
Exclude income tax (benefit) expense	11,238	13,488	6,610	(936)	2,477	4,429	5,102	7,451
Exclude provision for (reversal of provision for) credit losses	5,129	4,311	36,106	28,563	2,730	(3,133)	(7,199)	(13,987)
Pre-tax, pre-provision income (non-GAAP)	$69,424	$85,356	$89,286	$21,488	$21,843	$25,178	$23,247	$26,166
Loan yield, excluding SBA PPP loans, annualized:								
Interest and fees on loans (GAAP)	$175,466	$189,515	$192,417	$48,404	$47,647	$50,089	$49,524	$50,750
Exclude impact on loan yield from SBA PPP loan interest and fees	—	—	(19,472)	(4,923)	(5,810)	(8,739)	(9,136)	(10,003)
Adjusted interest and fees on loans (non-GAAP)	$175,466	$189,515	$172,945	$43,481	41,837	$41,350	$40,388	$40,747
Average loans receivable, net (GAAP)	$3,414,424	$3,668,665	$4,335,564	$4,442,108	$4,605,389	$4,540,962	$4,490,499	$4,402,868
Exclude average SBA PPP loans	—	—	(589,635)	(667,390)	(863,127)	(822,460)	(832,148)	(777,156)
Adjusted average loans receivable, net (non-GAAP)	$3,414,424	$3,668,665	$3,745,929	$3,774,718	$3,742,262	$3,718,502	$3,658,351	$3,625,712
Loan yield, annualized (GAAP)	5.14 %	5.17 %	4.44 %	4.38 %	4.12 %	4.39 %	4.47 %	4.62 %
Loan yield, excluding SBA PPP loans, annualized (non-GAAP)	5.14 %	5.17 %	4.62 %	4.63 %	4.45 %	4.42 %	4.48 %	4.50 %
Net interest margin, excluding incremental accretion on purchased loans, annualized:								
Net interest income (GAAP)	$186,993	$199,682	$200,997	$50,313	$49,678	$52,455	$52,238	$54,265
Exclude incremental accretion on purchased loans	(7,964)	(4,876)	(3,446)	(696)	(944)	(795)	(1,075)	(495)
Adjusted net interest income (non-GAAP)	$179,029	$194,806	$197,551	$49,617	$48,734	$51,660	$51,163	$53,770
Average total interest earning assets, net	$4,358,643	$4,729,885	$5,535,236	$5,552,494	$5,855,240	$5,913,765	$6,042,566	$6,327,171
Net interest margin, annualized (GAAP)	4.29 %	4.22 %	3.63 %	3.64 %	3.38 %	3.53 %	3.51 %	3.44 %
Net interest margin, excluding incremental accretion on purchased loans, annualized (non-GAAP)	4.11 %	4.12 %	3.57 %	3.59 %	3.32 %	3.48 %	3.44 %	3.41 %

32

33 2018 2019 2020 2020 2021 Q2 Q3 Q4 Q2 Q2 Return on average tangible common equity: Net income (loss) (GAAP) $53,057 $67,557 $46,570 $(6,139) $16,636 $23,882 $25,344 $32,702 Add amortization of intangible assets 3,819 4,001 3,525 903 860 859 797 797 Exclude tax effect of adjustment (802) (840) (740) (190) (181) (180) (167) (167) Tangible net income (loss) (non-GAAP) $56,074 $70,718 $49,355 $(5,426) $17,315 $24,561 $25,974 $33,332 Average stockholders' equity (GAAP) $687,094 $789,502 $805,580 $807,539 $799,738 $808,999 $827,021 $835,761 Exclude average intangible assets (230,282) (259,667) (255,898) (256,338) (255,453) (254,587) (253,747) (252,956) Average tangible common stockholders' equity (non- GAAP) $456,812 $529,835 $549,682 $551,201 $544,285 $554,412 $573,274 $582,805 Return on average equity, annualized (GAAP) 7.72% 8.56% 5.78% (3.06) % 8.28% 11.74% 12.43% 15.69 % Return on average tangible common equity, annualized (non-GAAP) 12.28% 13.35% 8.98% (3.96) % 12.66% 17.62% 18.37% 22.94 % NON-GAAP FINANCIAL MEASURES

Heritage Financial CORPORATION

NON-GAAP FINANCIAL MEASURES

	2018	2019	2020	2021 Q1	2021 Q2
Tangible common equity to tangible assets:					
Total stockholders' equity (GAAP)	$760,723	$809,311	$820,439	$827,151	$855,984
Exclude intangible assets	(261,553)	(257,552)	(254,027)	(253,230)	(252,433)
Tangible common equity (non-GAAP)	$499,170	$551,759	$566,412	$573,921	$603,551
Total assets (GAAP)	$5,316,927	$5,552,970	$6,615,318	$7,028,392	$7,105,672
Exclude intangible assets	(261,553)	(257,552)	(254,027)	(253,230)	(252,433)
Tangible assets (non-GAAP)	$5,055,374	$5,295,418	$6,361,291	$6,775,162	$6,853,239
Total assets (GAAP)	$5,316,927	$5,552,970	$6,615,318	$7,028,392	$7,105,672
Exclude intangible assets	(261,553)	(257,552)	(254,027)	(253,230)	(252,433)
Exclude SBA PPP loans	—	—	(715,121)	(886,761)	(544,250)
Tangible assets, excluding SBA PPP loans (non-GAAP)	$5,055,374	$5,295,418	$5,646,170	$5,888,401	$6,308,989
Stockholders' equity to total assets (GAAP)	14.3 %	14.6 %	12.4 %	11.8 %	12.0 %
Tangible common equity to tangible assets (non-GAAP)	9.9	10.4	8.9	8.5	8.8
Tangible common equity to tangible assets, excluding SBA PPP loans (non-GAAP)	9.9	10.4	10.0	9.7	9.6
ACL on loans to loans receivable, excluding SBA PPP loans:					
Allowance for credit losses on loans	$35,042	$36,171	$70,185	$64,225	$51,562
Loans receivable (GAAP)	$3,654,160	$3,767,879	$4,468,647	$4,595,869	$4,207,530
Exclude SBA PPP loans	—	—	(715,121)	(886,761)	(544,250)
Loans receivable, excluding SBA PPP (non-GAAP)	$3,654,160	$3,767,879	$3,753,526	$3,709,108	$3,663,280
ACL on loans to Loans receivable (GAAP)	0.96 %	0.96 %	1.57 %	1.40 %	1.23 %
ACL on loans to Loans receivable, excluding SBA PPP loans (non-GAAP)	0.96 %	0.96 %	1.87 %	1.73 %	1.41 %

34

Heritage Financial CORPORATION

NON-GAAP FINANCIAL MEASURES

	2009	2010	2011	2012	2013	2014	2015
Tangible book value per share:							
Total stockholders' equity (GAAP)	$158,498	$202,279	$202,520	$198,938	$215,762	$454,506	$469,970
Exclude intangible assets	(13,358)	(14,965)	(14,525)	(14,098)	(30,980)	(129,918)	(127,818)
Exclude preferred stock	(23,487)	—	—	—	—	—	—
Tangible common equity (non-GAAP)	$121,653	$187,314	$187,995	$184,840	$184,782	$324,588	$342,152
Shares outstanding	11,057,972	15,568,471	15,456,297	15,117,980	16,210,747	30,259,838	29,975,439
Book value per share (GAAP)	$12.21	$12.99	$13.10	$13.16	$13.31	$15.02	$15.68
Tangible book value per share (non-GAAP)	$11.00	$12.03	$12.16	$12.23	$11.40	$10.73	11.41

	2016	2017	2018	2019	2020	2021	
						Q1	Q2
Tangible book value per share (continued):							
Total stockholders' equity (GAAP)	$481,763	$505,305	$760,723	$809,311	$820,439	$827,151	$855,984
Exclude intangible assets	(126,403)	(125,117)	(261,553)	(257,552)	(254,027)	(253,230)	(252,433)
Tangible common equity (non-GAAP)	$355,360	$380,188	$499,170	$551,759	$566,412	$573,921	$603,551
Shares outstanding	29,954,931	29,927,746	36,874,055	36,618,729	35,912,243	35,981,317	36,006,560
Book value per share (GAAP)	$16.08	$16.88	$20.63	$22.10	$22.85	$22.99	$23.77
Tangible book value per share (non-GAAP)	$11.86	$12.70	$13.54	$15.07	$15.77	$15.95	$16.76

35

QUESTIONS AND ANSWERS